Exhibit 99.1

KULR Technology Group Announces Order for Surface Pro Storage Solution Onboard the International Space Station

Strengthens KULR’s longstanding NASA partnership as company also advances commercialization in multiple consumer markets

SAN DIEGO (ACCESSWIRE) October 1, 2020 – KULR Technology Group, Inc. (KULR:US) (the “Company” or “KULR”) announces it will supply NASA with safe storage solutions for the Microsoft Surface Pro 5 hybrid notebook computers used aboard the International Space Station (ISS). KULR will include a version of its passive propagation resistant Thermal Runaway Shield (TRS) technology in fireproof storage pouches, which are specifically designed to mitigate the risks of lithium-ion battery fires and explosions while accommodating the restrictive dimensions of the Microsoft Surface Pro 5. The safe storage pouches will be used onboard the Orion spacecraft used to transport crews to and from the ISS and will be included in a future NASA launch.

Testing of the TRS solution within the fireproof bags demonstrated their ability to absorb enough thermal energy in the tightly packed ISS scenario to prevent thermal runaway in adjacent storage bags, thus meeting NASA’s JSC 20793 Revision D safety standard created for crewed space missions. Tests performed with TRS showed a marked improvement in efficacy at preventing thermal runaway propagation relative to other tested solutions.

In a recent announcement for an initial order for battery storage capacity used for laptops onboard the ISS, Daniel Barineau, senior project manager of Leidos (NYSE: LDOS), stated, “KULR’s thermal management technology should have applicability beyond this one implementation, both on the ISS and future destinations. Thermal management solutions are crucial to the safety and security of all missions, and we are pleased to see another effective use of KULR’s technology.”

This new order is an extension of last year’s partnership in which KULR’s TRS technology was used to safely store laptops in space, and is a continuation of a decades-long testing and technology partnership between KULR and NASA. KULR has supplied thermal technology and battery safety solutions for ongoing NASA research, as well as multiple space missions such as the July 2020 launch of the Mars Rover.

“Space applications require some of the most demanding thermal management requirements. We're pleased to once again satisfy NASA's stringent safety standards,” said Michael Mo, CEO of KULR. “Alongside what is another successful space application with our aerospace strategic partners, we’ve made great progress toward commercializing our suite of electronics and battery cooling technologies across multiple consumer-facing markets.”

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About KULR Technology Group, Inc.

KULR Technology Group, Inc. (KULR:US) develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the company's roots in developing breakthrough cooling solutions for NASA space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics, energy storage, 5G infrastructure, and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed on May 14, 2020. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Media and Investor Relations Contact:
Derek Newton
Head, Media & IR Relations
Main: (786) 499-8998
derek.newton@kulrtechnology.com